UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  November 29, 2017

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pier 1 Place Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

                    N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 29, 2017, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing that it will distribute its third quarter fiscal 2018 financial results after market close on Wednesday, December 13, 2017, followed by a conference call at 4:00 p.m. Central Time/5:00 p.m. Eastern Time that day. The call will be hosted by Alasdair James, President and Chief Executive Officer, and Darla Ramirez, Interim Chief Financial Officer. A copy of this press release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated November 29, 2017, announcing that the Company will distribute its third quarter fiscal 2018 financial results after market close on Wednesday, December 13, 2017, followed by a conference call at 4:00 p.m. Central Time/5:00 p.m. Eastern Time that day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	November 29, 2017	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President Compliance and
General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release dated November 29, 2017, announcing that the Company will distribute its third quarter fiscal 2018 financial results after market close on Wednesday, December 13, 2017, followed by a conference call at 4:00 p.m. Central Time/5:00 p.m. Eastern Time that day.